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                                                             EXHIBIT (h)(27)(c)

                     AMENDMENT NO. 2 TO SERVICES AGREEMENT
                         (Administrative Class Shares)

   THIS AMENDMENT NO. 2 ("Amendment") is made the 31/st/ day of September, 2014 by and between Pacific Investment Management Company LLC ("PIMCO") and American General Life Insurance Company (the "Company").


                              W I T N E S S E T H

   WHEREAS, PIMCO and the Company entered into that certain Services Agreement dated October 2, 2000 (the "Agreement"), which was subsequently amended on January 28, 2014;

   WHEREAS, PIMCO and the Company desire to amend the Agreement to clarify that it is limited to Administrative Shares; and

   WHEREAS, Section 4 of the Agreement provides for the amendment of the Agreement by mutual agreement of the parties in writing;

   NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1. Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

2. For the avoidance of doubt, the parties hereto agree that all references to "Shares" in the Agreement shall mean Administrative Class Shares of the Portfolios.

3. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

   IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

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
PACIFIC INVESTMENT
MANAGEMENT COMPANY                         AMERICAN GENERAL LIFE INSURANCE
LLC                                        COMPANY

By:     /s/ Jonathan D. Short              By:     /s/ Robert J. Scheinerman
        -----------------------                    ------------------------------
Name:   Jonathan D. Short                  Name:   Robert J. Scheinerman
Title:  Head of U.S. Global                Title:  Executive Vice President,
        Wealth Management                          Individual & Group Retirement
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